Exhibit 99.1

DESCRIPTION OF SERIES B PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series B Preferred Stock, and to the extent inconsistent with the description of our preferred stock included in the accompanying prospectus, this summary supersedes that description. The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by, reference to our charter, including the Articles Supplementary setting forth the terms of our Series B Preferred Stock, our bylaws and Maryland law.

For purposes of this section, references to “we,” “our” and “our company” refer only to Jernigan Capital, Inc. and not to any of its subsidiaries.

General

Under our charter, we currently are authorized to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter further provides that our board of directors may classify any unissued preferred stock into one or more classes or series of shares by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such preferred stock. The Series A Articles Supplementary classify 300,000 shares of our preferred stock as Series A Preferred Stock. Prior to the completion of this offering, the only shares of our preferred stock outstanding are 40,000 shares of our Series A Preferred Stock. There are generally no preemptive rights with respect to our Series B Preferred Stock.

Maturity

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series B Preferred Stock at our option as described below in “- Redemption,” or (ii) they are converted by the holder of such Series B Preferred Stock in the event of a Change of Control as described below in “- Conversion Right upon a Change of Control.”

Reopening

The Articles Supplementary establishing our Series B Preferred Stock permit us to “reopen” this series, without the consent of the holders of our Series B Preferred Stock, in order to issue additional shares of Series B Preferred Stock from time to time. Therefore, we may in the future issue additional Series B Preferred Stock without your consent. Any additional Series B Preferred Stock will have the same terms as the Series B Preferred Stock that we are issuing in this offering (except, in our sole discretion, the price of such additional Series B Preferred Stock). These additional shares of Series B Preferred Stock will, together with the Series B Preferred Stock being issued in this offering, constitute a single series of securities.

Ranking

The Series B Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

1) senior to our common stock and to any other class or series of our equity securities expressly designated as ranking junior to the Series B Preferred Stock;

2) on parity with our Series A Preferred Stock and with any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock;

3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company; and

4) junior in right of payment to our existing and future indebtedness.

The term “equity securities” does not include convertible debt securities, which debt securities would rank senior to the Series B Preferred Stock.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to dividend rights (of which none are outstanding as of the date of this prospectus supplement), holders of Series B Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends under Maryland law, cumulative cash dividends from, and including, the original issue date quarterly in arrears on the fifteenth (15th) day of January, April, July and October of each year (or if not a business day, on the immediately preceding business day) (each, a dividend payment date). These cumulative cash dividends will accrue on the liquidation preference amount of  $25.00 per share at a rate per annum equal to 7.00% with respect to each dividend period from and including the original issue date (equivalent to an annual rate of  $1.7500 per share). No holder of any shares of Series B Preferred Stock shall be entitled to receive any dividends paid or payable on the Series B Preferred Stock with a dividend payment date before the date such shares of Series B Preferred Stock are issued. Dividends will be payable to holders of record as of 5:00 p.m., New York City time, on the related record date. The record dates for the Series B Preferred Stock are the close of business on the first (1st) day of January, April, July or October immediately preceding the relevant dividend payment date (each, a dividend record date). If any dividend record date falls on any day other than a business day as defined in the Articles Supplementary for our Series B Preferred Stock, the dividend record date shall be the immediately succeeding business day.

The first dividend on the Series B Preferred Stock will be paid on the business day immediately preceding April 15, 2018 to holders of record as of the close of business on the business day immediately succeeding April 1, 2018, and will be a pro rata dividend for the period from, and including, the original issue date to, but excluding the business day immediately preceding April 15, 2018, in the amount of  $0.37431 per share.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date. Dividends payable on the Series B Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative dividend on the Series B Preferred Stock have been paid or declared and funds therefor set aside for payment with respect to a dividend period, the holders of Series B Preferred Stock will not be entitled to any further dividend with respect to that dividend period.

Our board of directors will not authorize and we will not pay or set apart for payment dividends on our Series B Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. See “Additional Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not our agreements at any time prohibit the current payment of dividends, whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our shares, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series B Preferred Stock will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series B Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders. See “Additional Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus.

The Series B Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority to the Series B Preferred Stock with respect to dividends, we may not pay any dividends on the Series B Preferred Stock or redeem or otherwise repurchase any Series B Preferred Stock until we have paid or set aside for payment the full amount of the accrued and unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series B Preferred Stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity equity securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) in full upon the Series B Preferred Stock and any shares of parity equity securities, including our Series A Preferred Stock, all dividends declared upon the Series B Preferred Stock and all such parity equity securities, including our Series A Preferred Stock, payable on such dividend payment date (or, in the case of parity equity securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all parity equity securities, including our Series A Preferred Stock, payable on such dividend payment date (or, in the case of parity equity securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other.

Except as provided in the immediately preceding paragraph, so long as any Series B Preferred Stock remain outstanding, no dividend or distribution shall be paid or declared on junior equity securities or parity equity securities, including the Series A Preferred Stock, and no junior equity securities or parity equity securities shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless the full cumulative dividends on all outstanding Series B Preferred Stock have been declared and paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), for all past dividend periods.

The foregoing limitation does not apply to:

•	repurchases, redemptions or other acquisitions of shares of junior equity securities of our company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder share purchase plan or (3) preserving our status as a REIT;

•	an exchange, redemption, reclassification or conversion of any class or series of our company’s junior equity securities, or any junior equity securities of a subsidiary of our company, for any class or series of our company’s junior equity securities;

•	the purchase of fractional interests in shares of our company’s equity securities under the conversion or exchange provisions of the junior equity securities or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, shares or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan, in each case, provided that such security is a junior equity security; or

•	any dividend in the form of shares, warrants, options or other rights where the dividend security or the security issuable upon exercise of such warrants, options or other rights is the same security as that on which the dividend is being paid or ranks equal or junior to that security.

As used in this prospectus supplement, “junior equity security” means any class or series of shares of our company that ranks junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our company. Junior equity securities include our common stock.

As used in this prospectus supplement, “parity equity securities” means any other class or series of shares of our company that ranks equally with the Series B Preferred Stock in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of our company. Except where the context otherwise indicates, parity equity securities include our Series A Preferred Stock.

Future distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, our credit facility with KeyBank National Association and the other lenders party thereto contain provisions that could limit or, in certain cases, prohibit the payment of distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby. Accordingly, although we expect to pay quarterly cash distributions on our common stock and scheduled cash dividends on our Series B Preferred Stock being offered hereby, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by our board of directors and may be declared and paid on our common stock and any shares ranking, as to dividends, equally with or junior to the Series B Preferred Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, holders of the Series B Preferred Stock are entitled to receive out of assets of our company legally available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares then outstanding ranking senior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of our company, and before any distribution of assets is made to holders of common stock or of any of our other classes or series of shares ranking junior to the Series B Preferred Stock as to such a distribution, a liquidating distribution in the amount of  $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date of final distribution to such holders. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference. Written notice will be given to each holder of Series B Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date.

In any such distribution, if the assets of our company are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preferred Stock and all holders of any of our other shares ranking equally as to such distribution with the Series B Preferred Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accrued but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and any of our other shares ranking equally as to the liquidation preference, the holders of our shares ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of our company according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of our company with or into any other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of our company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of our company. See “- Conversion Right upon a Change of Control” below for information about conversion of the Series B Preferred Stock in the event of a change of control of our company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our capital stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.

Redemption

Redemption at Our Option

The Series B Preferred Stock are perpetual and have no maturity date, and are not subject to any mandatory redemption, sinking fund or other similar provisions. Except with respect to the special redemption option described below, to preserve our status as a REIT or in certain other limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “- Restrictions on Ownership and Transfer,” we cannot redeem the Series B Preferred Stock prior to January 26, 2023. On or after January 26, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time and from time to time, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock. Investors should not expect us to redeem the Series B Preferred Stock on or after the date such shares become redeemable at our option.

If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series B Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates representing Series B Preferred Stock for payment of the redemption price. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

If notice of redemption of any Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series B Preferred Stock, such Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.

We may also redeem the Series B Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “- Restrictions on Ownership and Transfer.”

Special Redemption Option upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series B Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “- Conversion Rights upon a Change of Control”), we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “- Conversion Rights upon a Change of Control” with respect to the shares subject to such notice.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the special redemption price;

•	a statement setting forth the calculation of such special redemption price;

•	the number of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the place or places where the certificates, if any, representing Series B Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated Series B Preferred Stock for payment of the redemption price;

•	that dividends on the Series B Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

•	that payment of the redemption price and any accrued and unpaid dividends (whether or not authorized or declared) will be made upon presentation and surrender of such Series B Preferred Stock;

•	that the Series B Preferred Stock are being redeemed pursuant to our special redemption option right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the Series B Preferred Stock to which the notice relates will not be able to tender such Series B Preferred Stock for conversion in connection with the Change of Control and each Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” means, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of our company entitling that person to exercise more than 50% of the total voting power of all shares of stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Right upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem, in whole or in part, the Series B Preferred Stock as described above under “- Redemption”) to convert some or all of the Series B Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date (as defined below) into a number of our common stock per Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per Series B Preferred Stock, plus (y) any accrued and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series B Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Stock Price (as defined below); and

•	2.74876, the Share Cap, subject to certain adjustments, subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a Stock Split) with respect to our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of our common stock outstanding immediately prior to such Stock Split.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration, and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the Conversion Consideration.

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date and time by which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series B Preferred Stock except as to the holder to whom the notice was defective or not given.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series B Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series B Preferred Stock to be converted; and

•	that the shares of Series B Preferred Stock are to be converted pursuant to the change of control conversion right held by holders of Series B Preferred Stock.

We will not issue fractional common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Stock Price.

The “Change of Control Conversion Date” is the date on which the Series B Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock are then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock are not then listed for trading on a U.S. securities exchange.

Limited Voting Rights

Holders of the Series B Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Stock (voting together as a single class with the holders of all other classes or series of parity preferred stock (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Outstanding Preferred Stock”) upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting called upon the request of the holders of at least 10% of such outstanding shares of Series B Preferred Stock or the holders of at least 10% of outstanding shares of any such other class or series of our parity preferred stock or at our next annual meeting and each subsequent annual meeting of stockholders, each additional director being referred to as a Preferred Stock Director, until all accrued and unpaid dividends with respect to the Series B Preferred Stock have been paid. Preferred Stock Directors will be elected by a vote of holders of a majority of the outstanding Series B Preferred Stock and any other series of parity equity securities upon which like voting rights have been conferred and are exercisable, voting together as a single class (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Outstanding Preferred Stock”). Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series B Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Outstanding Preferred Stock”), will pay all costs and expenses of calling and holding the meeting. In no event shall the holders of Series B Preferred Stock be entitled pursuant to these voting rights to elect a Preferred Stock Director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our shares are listed.

Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of a majority of the outstanding shares of Series B Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Outstanding Preferred Stock”). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Outstanding Preferred Stock”).

So long as any Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote as described under “Description of Outstanding Preferred Stock”), authorize, create, or increase the number of authorized or issued shares of, any class or series of equity securities ranking senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or reclassify any of our authorized equity securities into such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity securities. However, we may create additional classes of parity equity securities and junior equity securities, increase the authorized number of shares of parity equity securities (including the Series B Preferred Stock) and junior equity securities and issue additional series of parity equity securities and junior equity securities without the consent of any holder of Series B Preferred Stock. However, holders of Series A Preferred Stock are entitled to separate voting rights in connection with the creation and issuance of equity securities that constitute parity securities with the Series A Preferred Stock.

In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class, but excluding holders of Series A Preferred Stock, who may be entitled to a separate class vote to the extent any of these matters materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock as described under “Description of Outstanding Preferred Stock”) is required for us to amend, alter or repeal any provision of our charter whether by merger, consolidation or otherwise, so as to materially and adversely affect the terms of the Series B Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series B Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for shares of preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series B Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series B Preferred Stock and the terms of one or more other classes or series of parity preferred stock with like voting rights, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series B Preferred Stock and of each other class or series so affected, voting together as a single class, but excluding holders of Series A Preferred Stock, who will be entitled to a separate class vote to the extent any of these matters materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock as described under “Description of Outstanding Preferred Stock,” is required. Holders of the Series B Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter, of the Series B Preferred Stock (except to the extent such amendment may also be deemed to materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock, in which case the holders of our Series A Preferred Stock will have a separate class voting right).

In any matter in which holders of Series B Preferred Stock may vote (as expressly provided in the Articles Supplementary setting forth the terms of the Series B Preferred Stock), each share of Series B Preferred Stock shall be entitled to one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class, then the Series B Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series B Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Power to Reclassify and Issue Stock

Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval (subject in certain instances to the approval of the holders of our Series A Preferred Stock), unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase Authorized Stock and Issue Additional Shares of our Preferred Stock

Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval, but subject in certain instances to the approval of the holders of our Series A Preferred Stock. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders (subject in certain instances to the approval of the holders of our Series A Preferred Stock), unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.

Our charter also prohibits any person from:

•	beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•	transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

•	beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856 (d)(2)(B) of the Code; or

•	beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, our board of directors from time to time may increase or decrease the ownership limit, subject to certain exceptions.

Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our charter provides that the purported transfer in violation of the restrictions will be void. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of  (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of  (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights in those shares.

Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

Listing

We have applied to list the Series B Preferred Stock on the NYSE under the symbol “JCAP PR B”. If the listing application is approved, we expect trading of the Series B Preferred Stock to commence within 30 days after initial delivery of the shares.

Transfer Agent, Registrar and Depositary

American Stock Transfer & Trust Company, LLC will be the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series B Preferred Stock.